UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 29, 2018

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-5579477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 29, 2018, Safeway Inc. (“Safeway”), a subsidiary of Albertsons Companies, Inc. (the "Company"), purchased for cash, at par plus accrued and unpaid interest, approximately $23 million aggregate principal amount of Safeway’s 7.450% Senior Debentures due 2027 and approximately $309 million aggregate principal amount of Safeway’s 7.250% Debentures due 2031. Safeway funded the debenture purchase using cash on hand and borrowings under the Albertsons/Safeway asset-based revolving credit facility.
In addition, as previously announced by the Company, on November 9, 2018, Safeway filed an action (the “Action”) in the Supreme Court of the State of New York, County of New York, to, among other things, seek a declaratory judgment that the incurrence of liens under the Albertsons/Safeway term loan and asset-based revolving credit facilities do not violate the indenture governing the 2031 Safeway Notes. On November 29, 2018, Safeway voluntarily discontinued the Action, without prejudice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

November 29, 2018	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President and General Counsel